Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER FISCAL YEAR 2006 RESULTS

RUTLAND, VERMONT (March 8, 2006)  —  Casella Waste Systems, Inc. (NASDAQ: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the third quarter and first nine months of its 2006 fiscal year.

Third Quarter Results

For the quarter ended January 31, 2006, the company reported revenues of $130.6 million, up $14.5 million, or 12.5 percent over the same quarter last year. The company’s net income per common share was $0.02, level with the same quarter last year. Operating income for the quarter was $5.9 million; the company’s three-month results include $1.3 million write off of deferred costs related to expenses associated with the Templeton, Mass. landfill contract; the company wrote off these costs because it now believes a significant amount of time will lapse before the project is restarted. Cash provided by operating activities in the quarter was $25.8 million, down $0.4 million compared to the same quarter last year. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA) were $23.8 million*, essentially unchanged from the same quarter last year.

Also included in the quarter’s results under “other (income)/expense” is a gain of $1.2 million from the sale of Sterling Construction, Inc. (formerly Oakhurst) warrants.

For the nine months ended January 31, 2006, the company reported revenues of $399.4 million. The company’s net income per common share was $0.24. Operating income for the nine month period was $32.7 million. Cash provided by operating activities for the period was $62.4 million. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA) were $83.6 million*.

Highlights of the Quarter

 “We continue to make significant, focused investments in building a financially and environmentally exceptional company – investing in areas such as our people and our long-term disposal and processing capabilities,” John W. Casella, chairman and chief executive officer, said.

“Our internal growth remains strong, and our internalization rate continues to climb as a result of added disposal capacity,” Casella said.

“Our results are essentially level with last year’s third quarter, due to a later than expected startup of significant closure projects at Colebrook, N.H. and Worcester, Mass.,” Casella said.

“These closure projects were assumed to offset the loss of income from the Brockton, Mass. closure project as it reached the end of its useful life. The combined impact on operating income of these three projects – Colebrook, Worcester, and Brockton – in the quarter was $0.9 million against budget,” Casella said. “Colebrook and Worcester are now operational and are beginning to ramp up.

“While Colebrook’s and Worcester’s late start resulted in an adverse impact, during the quarter we were able to develop additional disposal capacity at both of these sites,” Casella said.

The company said that the combined impact on operating income from the Colebrook, Worcester, and Brockton projects for the nine months ended January 31, 2006 was $2.2 million against budget.

“Higher transportation costs also affected our efforts at margin improvement,” Casella said.

The company said it also believes its EBITDA* for fiscal year 2006 will be between $108 million and $110 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

More detailed financial results are contained in the tables accompanying this release.

 Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company’s website at http://www.casella.com.

The company will host a conference call to discuss these results on Thursday, March 9, 2006 at 10:00 a.m. ET. Individuals interested in participating in the call should dial 719-457-2680 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available by calling 719-457-0820 (conference code #1321654) before 11:59 p.m. ET, Thursday, March 16, 2006, or by visiting the company’s website.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are forward-looking statements. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to make acquisitions and otherwise develop additional disposal capacity; continuing weakness in general economic conditions may affect our revenues; increasing fuel costs may affect our cost of operations; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations. Other factors which could materially affect such forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission, including certain factors which could affect future operating results detailed in the Management’s Discussion and Analysis section in our Form 10-K for the fiscal year ended April 30, 2005.

(tables follow)

03/08/06

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2005	2006	2005	2006

Revenues	$116,080	$130,597	$366,133	$399,392

Operating expenses:
Cost of operations	76,736	88,841	234,399	262,471
General and administration	15,503	17,946	47,389	53,296
Depreciation and amortization	16,271	16,525	51,068	49,572
Deferred costs	—	1,329	295	1,329
	108,510	124,641	333,151	366,668

Operating income	7,570	5,956	32,982	32,724

Other expense/(income), net:
Interest expense, net	7,249	8,188	21,577	23,359
Income from equity method investment	(1,556)	(3,319)	(2,483)	(4,762)
Other (income)/expense	(642)	(1,348)	109	(1,431)

	5,051	3,521	19,203	17,166
Income from continuing operations before income taxes and discontinued operations	2,519	2,435	13,779	15,558
Provision for income taxes	1,122	1,148	6,136	7,005

Income from continuing operations before discontinued operations	1,397	1,287	7,643	8,553

Discontinued Operations:
Income from discontinued operations, net of income taxes	—	—	140	—
Loss on disposal of discontinued operations, net of income taxes	—	—	(150)	—

Net income	1,397	1,287	7,633	8,553

Preferred stock dividend	829	859	2,499	2,563

Net income available to common stockholders	$568	$428	$5,134	$5,990

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,380	25,413	25,125	25,296

Net income per common share before discontinued operations	$0.02	$0.02	$0.20	$0.24

Net income per common share	$0.02	$0.02	$0.20	$0.24

EBITDA (1)	$23,841	$23,810	$84,345	$83,625

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	April 30,	January 31,
	2005	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,578	$10,025
Restricted cash	70	71
Accounts receivable - trade, net of allowance for doubtful accounts	51,726	53,105
Other current assets	9,009	14,835

Total current assets	69,383	78,036

Property, plant and equipment, net of accumulated depreciation	412,753	469,730
Goodwill	157,492	171,127
Intangible assets, net	2,711	3,095
Restricted cash	12,124	21,354
Investments in unconsolidated entities	37,699	43,702
Other non-current assets	20,292	15,371

	$712,454	$802,415

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$281	$521
Current maturities of capital lease obligations	632	1,052
Accounts payable	46,107	44,023
Other accrued liabilities	45,734	50,215
Total current liabilities	92,754	95,811

Long-term debt, less current maturities	378,436	443,768
Capital lease obligations, less current maturities	1,475	2,007
Other long-term liabilities	33,043	44,145

Series A redeemable, convertible preferred stock	67,964	69,561

Stockholders’ equity	138,782	147,123

	$712,454	$802,415

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Nine Months Ended
	January 31,	January 31,
	2005	2006
Cash Flows from Operating Activities:
Net income	$7,633	$8,553
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	51,068	49,572
Depletion of landfill operating lease obligations	3,729	4,651
Loss on disposal of discontinued operations, net	150	—
Income from equity method investment	(2,483)	(4,762)
Dividend from equity method investment	2,000	—
Deferred costs	295	1,329
Loss (gain) on sale of equipment	(4)	233
Deferred income taxes	4,760	4,012
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(5,080)	(1,145)
	54,435	53,890
Net Cash Provided by Operating Activities	62,068	62,443
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(6,486)	(19,226)
Additions to property, plant and equipment - growth	(12,935)	(36,552)
- maintenance	(43,219)	(51,608)
Payments on landfill operating lease contracts	(19,790)	(8,450)
Proceeds from divestitures	3,050	—
Other	1,839	(1,463)
Net Cash Used In Investing Activities	(77,541)	(117,299)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	120,350	159,733
Principal payments on long-term debt	(107,145)	(104,581)
Proceeds from exercise of stock options	1,622	1,151
Net Cash Provided by Financing Activities	14,827	56,303
Net increase (decrease) in cash and cash equivalents	(646)	1,447
Cash and cash equivalents, beginning of period	8,007	8,578
Cash and cash equivalents, end of period	$7,361	$10,025

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

Unaudited

(In thousands)

Note 1:          Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (earnings before interest, taxes, depreciation and amortization, deferred costs and impairment charge) and Free Cash Flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures

Following is a reconciliation of EBITDA to Cash Provided by Operating Activities:

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2005	2006	2005	2006

Cash Provided by Operating Activities	$26,222	$25,839	$62,068	$62,443

Changes in assets and liabilities, net of effects of acquisitions and divestitures	(6,028)	(8,128)	5,080	1,145
Deferred income taxes	(1,059)	(19)	(4,760)	(4,012)
Income from discontinued operations	—	—	(140)	—
Provision for income taxes	1,122	1,148	6,136	7,005
Interest expense, net	7,249	8,188	21,577	23,359
Depletion of landfill operating lease obligations	(1,140)	(1,677)	(3,729)	(4,651)
Dividend from equity method investments	(2,000)	—	(2,000)
Other (expense) income, net	(525)	(1,541)	113	(1,664)
EBITDA	$23,841	$23,810	$84,345	$83,625

Following is a reconciliation of Free Cash Flow to Cash Provided by Operating Activities:

		Three Months Ended January 31, 2006	Nine Months Ended January 31, 2006

EBITDA		$23,810	$83,625
Add (deduct):	Cash interest	(3,557)	(16,379)
	Capital expenditures	(23,261)	(88,160)
	Cash taxes	(240)	(1,299)
	Depletion of landfill operating lease obligations	1,677	4,651
	Change in working capital, adjusted for non-cash items	2,933	(7,961)

FREE CASH FLOW		1,362	(25,523)

Add (deduct):	Capital expenditures	23,261	88,160
	Other	1,216	(194)
Cash Provided by Operating Activities		$25,839	$62,443

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of the Company’s total revenue attributable to services provided are as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2005	2006	2005	2006
Collection	$56,578	$61,310	$180,424	$192,729
Landfill / disposal facilities	18,779	24,167	61,304	73,928
Transfer	9,570	10,713	32,686	34,275
Recycling	31,153	34,407	91,719	98,460
Total revenues	$116,080	$130,597	$366,133	$399,392

Components of revenue growth for the three months ended January 31, 2006 compared to the three months ended January 31, 2005:

		Percentage
Solid Waste Operations (1)	Price	5.5%
	Volume	2.3%
	Solid waste commodity price and volume	-0.1%
Total growth - Solid Waste Operations		7.7%

FCR Operations (1)	Price	-0.7%
	Volume	4.5%
Total growth - Recycling Operations		3.8%

Rollover effect of acquisitions (as a percentage of total revenue)		5.2%

Divestitures (as a percentage of total revenue)		-0.3%

Total revenue growth		12.5%

(1) - Calculated as a percentage of segment revenues.

Solid Waste Internalization Rates by Region:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2005 (1)	2006	2005 (1)	2006
North Eastern region	55.9%	56.8%	58.1%	57.5%
South Eastern region	36.1%	39.6%	38.9%	40.9%
Central region	79.8%	79.7%	80.1%	79.0%
Western region	44.4%	44.1%	40.0%	42.4%
Solid waste operations	54.6%	57.0%	54.2%	56.0%

(1) Internalization rates for the Company’s South Eastern region have been revised and restated for the three and nine months ended January 31, 2005.

US GreenFiber (50% owned) Financial Statistics:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2005	2006	2005	2006
Revenue	$40,023	$57,484	$103,896	$132,022
Net Income	3,112	6,638	4,966	9,524
Cash flow from operations	2,956	1,980	9,225	11,945
Net working capital changes	(1,618)	(6,544)	46	(2,948)
EBITDA	$4,574	$8,524	$9,179	$14,893

As a percentage of revenue:

Net income	7.8%	11.5%	4.8%	7.2%
EBITDA	11.4%	14.8%	8.8%	11.3%

Breakdown of Growth versus Maintenance Capital Expenditures (1):

	Three Months Ended January 31, 2006	Nine Months Ended January 31, 2006
Growth Capital Expenditures:
Landfill Development	$8,733	$27,334
Boston MRF Building	—	5,998
Other	1,940	3,220
Total Growth Capital Expenditures	10,673	36,552

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	2,119	23,620
Landfill Construction & Equipment	8,728	22,769
Facilities	1,209	4,260
Other	532	959
Total Maintenance Capital Expenditures	12,588	51,608

Total Capital Expenditures	$23,261	$88,160

(1) The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.